# B E R A T U N G S V E R T R A G 1

| | | |
|---|---|---|
| **Zwischen** | Advantag Aktiengesellschaft<br>Glockengasse 5<br>D - 47608 Geldern<br>Deutschland | (I.F. „Beraterin") |
| **und** | Quantum Solar Power Corporation<br>1055 W. Hastings, Ste. 300<br>Vancouver, BC V6E 2E9<br>Canada | (I.F. „Auftraggeberin") |

wird folgender Unternehmensberatungsvertrag geschlossen:

**Präambel**

Die Auftraggeberin ist ein Unternehmen mit Sitz in Nevada und gelistet unter dem Kürzel QSPW im Handelssegment OTCBB. Die Quantum Solar Power Corporation beabsichtigt, ein Listing ihrer Aktien an der Frankfurter Wertpapierhandelsbörse im Handelssegment Open Market durchzuführen. Hierbei benötigt sie aufgrund ihrer Aktienstruktur und den Regelungen der Frankfurter Wertpapierbörse ein Wertpapierprospekt gemäß WpPG bzw. der entsprechenden EU-Richtlinien.

**§ 1 – Vertragsbeginn und Vertragsdauer**

Der Beginn des Beratungsvertrages ist der 18. Juli 2011. Der Beratungsvertrag beläuft sich auf die gesamte Dauer der Prospektbearbeitung bis zum Abschluss des Billigungsverfahrens durch die Bundesaufsicht für Finanzdienstleistungen (BAFin) und die Notierungsaufnahme an der Frankfurter Wertpapierbörse im Segment Open Market.

**§ 2 – Vertragsgegenstand**

Gegenstand des Beratungsvertrags ist die Unternehmensberatung in folgenden Geschäftsfeldern:

- Erstellung des Emissionsprospekts nach den Gesichtspunkten und Vorgaben des Wertpapierprospektgesetzes (WpPG)
- Einreichung bei der Bundesaufsicht für Finanzdienstleistungen (BAFin) sowie Kommunikation des Billigungsverfahrens
- Erstellung der Hinweisbekanntmachung
- Identifizierung eines geeigneten Skontroführers
- Koordination der Notierungsaufnahme
- Sonstige in diesem Zusammenhang stehende Beratungsleistungen

Für die Durchführung dieser Dienstleistungen setzt die Beraterin hauptsächlich eigenes Personal ein. Bei juristischen Fragen ist das Hinzuziehen eines Juristen zum Beratungsteam nach Absprache zwischen Auftraggeberin und Beraterin möglich.

**§ 3 – Rechtliche Stellung**

(1) Die Beraterin führt ausdrücklich keine Rechtsberatung durch. Insofern juristisch relevante Thematiken berührt werden, empfiehlt die Beraterin ausdrücklich, juristische Hilfe durch einen Rechtsanwalt in Anspruch zu nehmen.

(2) Sollte die Beraterin einen Rechtsanwalt empfehlen, so ist sie für die Leistungen dieses juristischen Beraters nicht haftbar.

(3) Ausdrücklich bleibt vereinbart, dass die Beraterin keine Finanzdienstleistungen im Sinne des Kreditwesengesetzes durchführt.

(4) Ebenfalls führt die Beraterin keine Steuerberatung durch. Bei der Vermittlung eines Steuerberaters ist die Beraterin nicht für die Tätigkeit des Steuerberaters verantwortlich.

(5) Im Rahmen der Beratung durchgeführte Prüfungen sind keine Wirtschaftsprüfungen. Berichte im Rahmen von Controllingtätigkeiten sind keine Wirtschaftsprüfungstestate.

(6) Die Verantwortung für den Prospektinhalt trägt der Emittent. Bei der Prospektbearbeitung bemüht sich die Beraterin, neben den Pflichtangaben die Risiken der Emittentin ausführlich darzustellen, jedoch ist die Beraterin von jeglicher Haftung freizustellen, insbesondere bei juristischen Auseinandersetzungen mit Investoren, die aufgrund nicht, nicht ausreichender oder falsch gemachter Angaben oder Risikohinweise auftreten.

(7) Die Emittentin stellt alle erforderlichen Unterlagen zur Prospekterstellung zeitnah nach Aufforderung der Beraterin zur Verfügung. Für deren Richtigkeit ist der Emittent ebenfalls verantwortlich. Die Auftraggeberin ist für etwaige genehmigungsrechtliche Konsequenzen bei nicht rechtzeitiger oder nicht vollständig erbrachter Angaben oder Unterlagen verantwortlich.

**§ 4 – Vergütung und Zahlung**

(1) Die Beraterin hat einen Vergütungsanspruch für ihre erbrachten Leistungen. Hierfür wird folgende Vergütung festgelegt:
*Erstellung des Prospekts im textlichen Teil sowie Erarbeitung und Umsetzung des Konzepts, Implementierung der Anforderungen gem. Wertpapierprospektgesetz, Erarbeitung der Hinweisbekanntmachung, Bearbeitung von etwaigen Monierungen der BAFin.*

(2) Die Vergütung beträgt EUR 18.000,00 und ist wie folgt fällig:

a) Bei Auftragserteilung zahlt der Auftraggeber eine Anzahlung in Höhe von EUR 6.000,00 an die Beraterin.

b) Nach Fertigstellung der Prospektarbeiten und vor Einreichung erfolgt eine weitere Zahlung in Höhe von EUR 6.000,00 an die Beraterin.

c) Nach erfolgreicher Billigung durch die BAFin erfolgt die letzte Zahlung in Höhe von EUR 6.000,00. Diese Zahlung ist ebenfalls dann fällig, wenn die Billigung aus Gründen nicht erteilt wird, welche die Beraterin nicht zu vertreten hat.

d) Alle Zahlungen erfolgen aufgrund einer Rechnungsstellung der Beraterin.

e) Beratungsleistungen, welche nicht im direkten Zusammenhang mit der Prospektierung stehen, wie Hilfe bei der Erstellung von Business-Plänen, Unternehmensbewertungen etc. werden monatlich nach Durchführung abgerechnet.

f) Für alle Tätigkeiten, welche in Zusammenhang mit der Notierungsaufnahme, der Identifizierung eines geeigneten Skontroführers im Zusammenhang stehen, berechnet die Beraterin folgende Stundensatzhonorare:

| | |
|---|---|
| - Senior Consultant / CEO je Stunde: | EUR 125,00 |
| - Junior Consultant: | EUR 65,00 |

**§ 5 – Verschwiegenheitserklärung**

Die Beraterin verpflichtet sich, über alle ihr im Zusammenhang mit der Beratungstätigkeit über die Geschäftstätigkeit des Emittenten bekannt gewordenen oder bekannt werdenden Umstände, insbesondere Geschäftsgeheimnisse, Stillschweigen zu bewahren. Dies gilt ebenfalls für die Erfüllungsgehilfen der Beraterin.

**§ 6 – Salvatorische Klausel**

Sollte dieser Vertrag eine Lücke haben oder eine Bestimmung des Vertrages rechtlich unwirksam sein, so tritt an die Stelle der Lücke oder der rechtlich unwirksamen Bestimmung eine Bestimmung, die dem wirtschaftlichen Zweck des Vertrages am nächsten kommt.

**§ 6 – Recht und Gerichtsstand**

Es gilt das Deutsche Recht als vereinbart. Gerichtsstand für beiderseitige Ansprüche ist Düsseldorf, Deutschland.

Geldern, den 12.18.2011

Auftraggeberin

**advantag Aktiengesellschaft**
Glockengasse 5
D-47608 Geldern
www.advantag.de

Beraterin